Exhibit 99.1

bluebird bio Initiates Restructuring Intended to Optimize Cost Structure and Enable Quarterly Cash Flow Break-Even in the Second Half of 2025

Actions intended to reduce cash operating expenses by approximately 20%

Management team to host conference call today, September 24 at 8:00 am ET

SOMERVILLE, Mass. — (BUSINESS WIRE) — September 24, 2024—Following a comprehensive review of its operations, bluebird bio, Inc. (Nasdaq: BLUE) today announced that the Company is implementing a restructuring intended to optimize the Company’s cost structure and enable quarterly cash flow break-even in the second half of 2025. The restructuring is expected to result in a 20% reduction in cash operating expenses when fully realized in Q3 2025, compared to the prior reporting period. The initiative includes a reduction in the Company’s workforce of approximately 25%. The Company’s cash flow break-even target assumes scaling to approximately 40 drug product deliveries per quarter, realizing the 20% reduction in cash operating expenses, and obtaining additional cash resources to extend the Company’s cash runway.

“bluebird has set the standard for gene therapy for more than a decade, and we continue to lead the field in the commercial setting with three potentially transformative FDA-approved therapies,” said Andrew Obenshain, chief executive officer, bluebird bio. “Today we are taking decisive action designed to optimize our cost structure and position the company to attract the additional capital required to unlock the significant commercial opportunity before us. The decision to reduce our workforce in support of a more focused set of priorities was made following a detailed review of the needs and capabilities of our organization, and we are grateful to every bluebird who has helped realize our founding vision of making gene therapy a reality for patients and families impacted by severe genetic diseases.”

As part of the restructuring, bluebird plans to further sharpen its focus on the ongoing commercial launches of LYFGENIA, ZYNTEGLO and SKYSONA to enable continued launch acceleration while the Company evaluates opportunities to increase its cash resources. Year-to-date, there have been 41 patient starts across bluebird’s portfolio, up from 27 reported in mid-August. bluebird anticipates approximately 40 patient starts in Q4 2024.

Investor Conference Call Information

bluebird bio will host a call for analysts and investors today, September 24, 2024 at 8:00 am ET. To access the live conference call via telephone, please register at this link to receive a dial in number and unique PIN.

To access the live webcast of bluebird’s presentation, please visit the “Events & Presentations” page within the Investors & Media section of the bluebird website at http://investor.bluebirdbio.com. A replay of the webcast will be available on the bluebird website for 90 days following the event.

About bluebird bio, Inc.

bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

Founded in 2010, bluebird has been setting the standard for gene therapy for more than a decade—first as a scientific pioneer and now as a commercial leader. bluebird has an unrivaled track record in bringing the promise of gene therapy out of clinical studies and into the real-world setting, having secured FDA approvals for three therapies in under two years. Today, we are proving and scaling the commercial model for gene therapy and delivering innovative solutions for access to patients, providers, and payers.

With a dedicated focus on severe genetic diseases, bluebird has the largest and deepest ex-vivo gene therapy data set in the field, with industry-leading programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

bluebird continues to forge new paths as a standalone commercial gene therapy company, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

For more information, visit bluebirdbio.com or follow us on social media at @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, such as statements regarding the objectives and anticipated results of bluebird’s restructuring, including the Company’s ability to optimize its cost structure and enable cash flow break-even in the second half of 2025 and reduce cash operating expenses by approximately 20%; bluebird’s ability to extend its cash runway by obtaining additional cash resources; and bluebird’s commercialization plans, including the anticipated number of drug product deliveries per quarter, and the number of anticipated patient starts. Such forward-looking statements are based on historical performance and current expectations and projections about bluebird’s future goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond bluebird’s control and could cause bluebird’s future goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to: delays and challenges in bluebird’s commercialization and manufacturing of its products; the internal and external costs required for bluebird’s ongoing and planned activities, and the resulting impact on expense and use of cash, has been, and may in the future be, higher than expected, which has caused bluebird, and may in the future cause bluebird, to use cash more quickly than it expects or change or curtail some of its plans or both; substantial doubt exists regarding bluebird’s ability to continue as a going concern; bluebird’s expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than bluebird’s assumptions; the risk that additional funding may not be available on acceptable terms, or at all; risks related to bluebird's loan agreement, including the risk that operating restrictions could adversely affect bluebird's ability to conduct its business, the risk that bluebird will not achieve milestones required to access future tranches under the agreement, and the risk that bluebird will fail to comply with covenants under the agreement, including with respect to required cash and revenue levels, which could result in an event of default; the risk that the efficacy and safety results from bluebird’s prior and ongoing clinical trials will not continue or be seen in the commercial context; the risk that the QTCs experience delays in their ability to enroll or treat patients; the risk that bluebird experiences delays in establishing operational readiness across its supply chain; the risk that there is not sufficient patient demand or payer reimbursement to support continued commercialization of the Company’s therapies; the risk of insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation, including the risk of hematologic malignancy; the risk that bluebird’s products, including LYFGENIA, will not be successfully commercialized; and risks related to compliance with Nasdaq continued listing requirements. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

or

Media:
Jess Rowlands, 857-299-6103
jess.rowlands@bluebirdbio.com